Exhibit 99.1

Investor Contact:	Media Contact:
Karen Breen Jennifer Martin 303-397-8634	Maggie Pisacane 212-687-8080 mpisacane@sardverb.com
Paul Kranhold 415-568-9570 pk@sardverb.com

TeleTech Receives NASDAQ Staff Determination Letter
Englewood, Colo., November 20, 2007 – TeleTech Holdings, Inc. (NASDAQ: TTEC), today announced that it will request a hearing before the NASDAQ Listing Qualifications Panel in response to the receipt of a NASDAQ Staff Determination letter on November 14, 2007 indicating that the company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with NASDAQ procedures due to the delayed filing of the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Pending a decision by the Panel, TeleTech common shares will remain listed on the NASDAQ Stock Market.
As announced on November 9, 2007, the company’s delay in filing its Quarterly Report on Form 10-Q is due to a self-initiated review of the company’s equity-based compensation practices by the Audit Committee of the company’s Board of Directors. Based on the work conducted so far, management presently believes that TeleTech will be required to incur additional non-cash compensation charges for prior periods and that restatement of previous interim and annual financial statements for the periods 1999 through 2007 is likely. The Form 10-Q for the third quarter of 2007 and the filing of restated financial statements for prior periods, if required, will be filed following completion of the Audit Committee’s review and the review of the required adjustments to TeleTech’s financial statements by its independent registered accounting firm.
FORWARD-LOOKING STATEMENTS This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: all of the reported results are presented without taking into account any adjustments that may be required in connection with the ongoing review of TeleTech’s accounting for equity-based compensation plans and should be considered preliminary until TeleTech files its Form 10-Q for the third quarter ended September 30, 2007; the review and possible conclusions may have an impact on the amount and timing of previously awarded non-cash equity-based compensation expense for current and previous financial periods; the effect of TeleTech’s failure to timely file all of its required reports under the Securities and Exchange Act of 1934, including the potential of a default under its credit facility; our ability to meet the requirements of the NASDAQ Stock Market for continued listing of our shares; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications for TeleTech resulting from any accounting adjustments or other factors; our belief that we are continuing to see strong demand for our services and that sales cycles are shortening; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients in order to achieve our Business Outlook; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to execute our growth plans, including sales of new services; our ability to achieve our year-end 2007 and 2008 financial goals, including those set forth in our Business Outlook; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; our ability to find cost effective delivery locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, pandemic or terrorist-related events; economic or political changes affecting the countries in which we operate; achieving continued profit improvement in our International BPO operations; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
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